As filed with the Securities and Exchange Commission on October 29, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OCEANEERING INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	11911 FM 529 Houston, Texas 77041 (713) 329-4500	95-2628227
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

David K. Lawrence

Senior Vice President, General Counsel and Secretary

11911 FM 529

Houston, Texas 77041

(713) 329-4500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Ted W. Paris

Andrew J. Ericksen

Baker Botts L.L.P.

One Shell Plaza

910 Louisiana Street

Houston, Texas 77002-4995

(713) 229-1838

Fax: (713) 229-7738

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One).

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Offering Price per Unit/ Proposed Maximum Offering Price/Amount of Registration Fee(1)(2)
Senior Debt Securities

(1)	An indeterminate amount of senior debt securities of Oceaneering International, Inc. is being registered as may from time to time be issued at indeterminate prices.
(2)	In accordance with Rules 456(b) and 457(r) of the Securities Act, Oceaneering International, Inc. is deferring payment of all of the registration fees, which will be paid from time to time in connection with one or more offerings of securities to be made hereunder.

Prospectus

OCEANEERING INTERNATIONAL, INC.

Senior Debt Securities

We will provide additional terms of the senior debt securities in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in our securities. No person may use this prospectus to offer and sell our securities unless a prospectus supplement accompanies this prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol “OII.”

Investing in our securities involves risks that are referenced in the “Risk Factors” section on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 29, 2014.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Using this process, we may offer the senior debt securities this prospectus describes in one or more offerings. In this prospectus, we sometimes refer to such senior debt securities as the “senior debt securities,” the “debt securities” or the “securities.” This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of the offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any pricing supplement, in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

THE COMPANY

Oceaneering International, Inc. is a global oilfield provider of engineered services and products, primarily to the offshore oil and gas industry, with a focus on deepwater applications. Oceaneering also serves the defense, entertainment and aerospace industries. Oceaneering was organized as a Delaware corporation in 1969 out of the combination of three diving service companies founded in the early 1960s. Since our establishment, we have concentrated on the development and marketing of underwater services and products to meet customer needs requiring the use of advanced deepwater technology. We are one of the world’s largest underwater services contractors. The services and products we provide to the oil and gas industry include remotely operated vehicles, specialty subsea hardware, engineering and project management, subsea intervention services, including manned diving, and asset integrity and nondestructive testing services. We operate in numerous countries throughout the world but currently focus most of our operations on markets in the United States, the North Sea, Africa, Brazil, Australia and Asia.

In this prospectus, we refer to Oceaneering International, Inc. and its consolidated subsidiaries as “we,” “us” or “Oceaneering,” unless we specifically state otherwise or the context indicates otherwise. Our principal executive offices are located at 11911 FM 529, Houston, Texas 77041, and our telephone number at that location is (713) 329-4500.

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement, and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference in this prospectus, before making an investment decision. For more information, see “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we have filed electronically with the SEC, which you can access over the Internet at www.sec.gov. You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all the information we have included in the registration statement and the accompanying exhibits we have filed with the SEC. You may refer to the registration statement and exhibits for more information about us and the securities. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its Web site.

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information “furnished” and not “filed” with the SEC, unless we specifically provide that such “furnished” information is to be incorporated by reference) after the date of this prospectus and until the termination of this offering. The documents we incorporate by reference are:

•	our Annual Report on Form 10-K for the year ended December 31, 2013;

•	our Quarterly Reports on Form 10-Q for the three months ended March 31, 2014 and June 30, 2014; and

•	our Current Reports on Form 8-K filed on February 18, 2014 (solely with respect to Item 8.01), February 25, 2014, April 24, 2014 (solely with respect to Item 8.01), May 19, 2014, July 23, 2014 (solely with respect to Item 8.01), September 29, 2014 (solely with respect to Item 8.01), October 28, 2014 and October 29, 2014 (solely with respect to Item 8.01).

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing to or telephoning us at:

Oceaneering International, Inc.

11911 FM 529

Houston, Texas 77041

Attention: Corporate Secretary

Telephone: (713) 329-4500

You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement and any pricing supplement. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus, the prospectus supplement or any pricing supplement. We have not authorized anyone to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, the prospectus supplement and any pricing supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference in this prospectus, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include projections and estimates concerning the timing and success of specific projects and our future orders, revenue, income and capital spending. Forward-looking statements are generally accompanied by words such as “estimate,” “plan,” “project,” “predict,” “believe,” “expect,” “anticipate,” “plan,” “forecast,” “budget,” “goal,” “may,” “should,” or other words that convey the uncertainty of future events or outcomes. In particular, these forward-looking statements include, but are not limited to, statements that relate to, or statements that are subject to risks, contingencies or uncertainties that relate to:

•	future operating results or earnings per share, and the contributions from our segments to those results (including anticipated margin and utilization information and the equity earnings from unconsolidated affiliates);

•	demand growth and business activity levels;

•	our plans for future operations (including planned additions to our remotely operated vehicle fleet and other capital expenditures);

•	our expectations regarding the acquisition or disposition of assets;

•	our future cash flows;

•	the adequacy of our liquidity and capital resources;

•	potential financing arrangements;

•	our expectations regarding shares repurchased under our share repurchase plan;

•	the effectiveness of our derivative contracts in mitigating associated risks;

•	our anticipated tax rates and underlying assumptions;

•	backlog;

•	seasonality;

•	the potential effects of judicial or other proceedings on our business, financial condition, results of operations and cash flows; and

•	industry conditions.

These forward-looking statements speak only as of the date of this prospectus; we disclaim any obligation to update these statements unless required by securities law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the following:

•	worldwide demand for and prices of oil and gas;

•	the effects of new regulations adopted by the U.S. government in response to the Macondo well incident;

•	the continued availability of qualified personnel;

•	general economic and business conditions and industry trends;

•	the volatility and uncertainties of credit markets;

•	the highly competitive nature of our businesses;

•	decisions about offshore developments to be made by oil and gas exploration, development and production companies;

•	cancellations of contracts, change orders and other contractual modifications and the resulting adjustments to our backlog;

•	collections from our customers;

•	the increased use of subsea completions and our ability to capture associated market share;

•	the continued strength of the industry segments in which we are involved;

•	the levels of oil and gas production to be processed by the Medusa field production spar platform;

•	our future financial performance, including availability, terms and deployment of capital;

•	the consequences of significant changes in currency exchange rates;

•	changes in tax laws, regulations and interpretation by taxing authorities;

•	our ability to obtain raw materials and parts on a timely basis and, in some cases, from limited sources;

•	operating risks normally incident to offshore exploration, development and production operations;

•	hurricanes and other adverse weather and sea conditions;

•	delays in deliveries of deepwater drilling rigs;

•	cost and time associated with drydocking of our vessels;

•	adverse outcomes from legal or regulatory proceedings;

•	changes in, or our ability to comply with, government regulations, including those relating to the environment;

•	the risks associated with integrating businesses we acquire;

•	rapid technological changes; and

•	social, political, military and economic situations in foreign countries where we do business and the possibilities of civil disturbances, war, other armed conflicts or terrorist attacks.

We believe the items we have outlined above are important factors that could cause estimates in our financial statements to differ materially from actual results and those expressed in a forward-looking statement made in this prospectus, any prospectus supplement, the documents incorporated herein by reference or elsewhere by us or on our behalf. We have discussed many of these factors in more detail elsewhere in the documents we have incorporated by reference and may discuss these factors in more detail in any prospectus supplement. These factors are not necessarily all the factors that could affect us. Unpredictable or unanticipated factors we have not discussed in this prospectus could also have material adverse effects on actual results of matters that are the subject of our forward-looking statements. We do not intend to update our description of important factors each time a potential important factor arises, except as required by applicable securities laws and regulations. We advise investors that they should (1) be aware that factors not referred to above could affect the accuracy of our forward-looking statements and (2) use caution and common sense when considering our forward-looking statements.

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including repayment or refinancing of debt and funding for acquisitions, working capital requirements, capital expenditures and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for each of the periods indicated, in each case determined on a total enterprise basis, is as follows:

	Six Months Ended June 30, 2014	Years Ended December 31,
		2013	2012	2011	2010	2009
Ratio of earnings to fixed charges	8.18x	9.28x	11.74x	14.34x	11.51x	10.06x

For purposes of computing the ratio of earnings to fixed charges, earnings are divided by fixed charges. “Earnings” consist of pre-tax income from continuing operations before provision for noncontrolling interest, interest expense and our portion of rents representative of the interest factor. “Fixed charges” consist of interest expensed and capitalized and our portion of rents representative of the interest factor.

DESCRIPTION OF DEBT SECURITIES

The debt securities this prospectus covers will be our general unsecured obligations. We will issue the debt securities under a senior indenture between us and Wells Fargo Bank, National Association, as trustee. In this description, we sometimes call the senior indenture the “indenture.”

We have summarized certain provisions of the indenture below. You should read the indenture for more details regarding the provisions described below and for other provisions that may be important to you. We have filed the form of indenture with the SEC as an exhibit to the registration statement, and we will include the final indenture and any other instrument establishing the terms of any debt securities we offer as exhibits to a filing we will make with the SEC in connection with that offering. This section does not describe every aspect of the indenture or the debt securities. The specific terms of any debt securities will be described in the applicable prospectus supplement relating to the debt securities being offered. See “Where You Can Find More Information.”

In this summary description of the debt securities, all references to “Oceaneering,” “we” or “us” mean Oceaneering International, Inc. only, unless we state otherwise or the context clearly indicates otherwise.

General

The debt securities will constitute our senior debt and will rank equally with all of our unsecured and unsubordinated debt. The amount of debt that may be issued under the indenture is unlimited, and, unless we inform you otherwise in the prospectus supplement, the indenture will not limit the amount of other unsecured debt or securities we may incur or issue. We may issue debt securities under the indenture from time to time in one or more series, each in an amount we authorize prior to issuance.

We conduct a substantial part of our operations through our subsidiaries, and our subsidiaries generate a significant part of our operating income and cash flow. As a result, distributions or advances from our subsidiaries are important sources of funds to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries’ financial condition and operating requirements, may limit our ability to obtain from our subsidiaries cash that we need to pay our debt service obligations, including payments on the debt securities. In addition, holders of the debt securities will have a junior position to the claims of creditors of our subsidiaries on their assets and earnings.

Our right to receive any assets of any subsidiary, and therefore the right of the holders of our debt securities to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if we are a creditor of any subsidiary, our rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by us.

We may issue the debt securities of any series in definitive form or as a book-entry security in the form of a global security registered in the name of a depositary we designate.

We may issue the debt securities in one or more series with various maturities, and we may sell those debt securities at par, at a premium or with an original issue discount.

Terms

A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for redemption or early repayment;

•	any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities prior to maturity;

•	the denominations in which we may issue the debt securities;

•	whether payments on the debt securities will be payable in foreign currency or currency units or another form and whether payments will be payable by reference to any index or formula;

•	the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants this prospectus describes;

•	any restrictions or other provisions relating to the transfer or exchange of the debt securities;

•	any terms for the conversion or exchange of the debt securities for other securities issued by Oceaneering or any other entity; and

•	any other terms of the debt securities.

If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Consolidation, Merger and Sale of Assets

The indenture generally will permit a consolidation, amalgamation or merger between us and another entity. It also will permit the sale by us of our assets substantially as an entirety. The indenture will provide, however, that we may consolidate or amalgamate with another entity to form a new entity or merge into any other entity or transfer or dispose of our assets substantially as an entirety to any other entity only if:

•	the resulting or surviving entity assumes the due and punctual payments on the debt securities and the performance of our covenants and obligations under the indenture and the debt securities; and

•	immediately after giving effect to the transaction, no default or event of default would occur and be continuing.

On the assumption by the successor of the obligations under the indenture, the successor will be substituted for us, and we will be relieved of any further obligation under the indenture and the debt securities.

Events of Default

Unless we inform you otherwise in the prospectus supplement, the following will be events of default with respect to a series of debt securities:

•	our failure to pay interest or any required additional amounts on any debt securities of that series for 30 days;

•	our failure to pay principal of or any premium on any debt securities of that series when due;

•	our failure to deposit any mandatory sinking fund payment for that series of debt securities when due for 30 days;

•	our failure to comply with any of our covenants or agreements in the debt securities of that series or the indenture, other than an agreement or covenant that we have included in the indenture solely for the benefit of other series of debt securities, for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of all the outstanding debt securities issued under the indenture that are affected by that failure;

•	specified events involving bankruptcy, insolvency or reorganization of Oceaneering; and

•	any other event of default provided for that series of debt securities.

A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the debt securities of any default or event of default, except in any payment on the debt securities, if the trustee in good faith determines that withholding notice is in the interest of the holders of the debt securities.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default, or, in some cases, 25% in principal amount of all debt securities affected, voting as one class, may declare the principal of and all accrued and all unpaid interest on those debt securities to be immediately due and payable. If an event of default relating to events of bankruptcy, insolvency or reorganization occurs, the principal of and all accrued and unpaid interest on all the debt securities will become immediately due and payable without any action on the part of the trustee or any holder. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default, or of all debt securities affected, voting as one class, may in some cases rescind this accelerated payment requirement. Depending on the terms of our other indebtedness, an event of default under the indenture may give rise to cross defaults on our other indebtedness.

A holder of a debt security of any series will be able to pursue any remedy under the indenture only if:

•	the holder gives the trustee written notice of a continuing event of default for that series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holder or holders offer to the trustee indemnity satisfactory to it;

•	the trustee fails to act for a period of 60 days after receipt of notice and offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision will not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

In most cases, holders of a majority in principal amount of the outstanding debt securities of a series, or of all debt securities affected, voting as one class, will be able to direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; and

•	exercising any trust or power conferred on the trustee not relating to or arising under an event of default.

The indenture will require us to file with the trustee each year a written statement as to our compliance with the covenants contained in the indenture.

Modification and Waiver

We may amend or supplement the indenture if the holders of a majority in principal amount of the outstanding debt securities of all series issued under the indenture and affected by the amendment or supplement, acting as one class, consent to it. Without the consent of the holder of each debt security affected, however, no amendment or supplement may:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest on any debt security;

•	reduce the principal of, premium on or any mandatory sinking fund payment for any debt security;

•	change the stated maturity of any debt security;

•	reduce any premium payable on the redemption of any debt security or change the time at which any debt security may or must be redeemed;

•	change any obligation to pay additional amounts on any debt security;

•	make the payments on any debt security payable in any currency or currency unit other than as the debt security originally states;

•	impair the holder’s right to institute suit for the enforcement of any payment on any debt security;

•	make any change in the percentage of principal amount of debt securities necessary to waive compliance with specified provisions of the indenture or to make any change in the indenture’s provisions for modification; or

•	waive a continuing default or event of default regarding any payment on any debt security.

We and the trustee may agree to amend or supplement the indenture or waive any provision of the indenture without the consent of any holders of debt securities in some circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or asset transfer;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

•	to provide any security for or add guarantees of any series of debt securities;

•	to comply with any requirement to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939;

•	to add covenants that would benefit the holders of any debt securities or to surrender any rights we have under the indenture;

•	to add events of default with respect to any debt securities;

•	to make any change that does not adversely affect any outstanding debt securities of any series in any material respect; provided that any change made solely to conform the provisions of the indenture to a description of debt securities in a prospectus or prospectus supplement will not be deemed to adversely affect any outstanding debt securities of any series issued under the indenture in any material respect;

•	to facilitate the defeasance or discharge of any series of debt securities if that change does not adversely affect the holders of debt securities of that series or any other series under the indenture in any material respect; and

•	to provide for the acceptance of a successor or another trustee.

The holders of a majority in principal amount of the outstanding debt securities of any series, or of all debt securities affected, voting as one class, may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

Discharge and Defeasance

We will be discharged from all obligations under the indenture with respect to any series of debt securities, except for surviving obligations relating to any conversion rights and to register the transfer or exchange of the debt securities, if:

•	all debt securities of the series previously authenticated and delivered under the indenture have been delivered to the trustee for cancellation; or

•	all debt securities of that series have become due and payable or will become due and payable within one year, at maturity or by redemption, and we deposit with the trustee funds or government securities sufficient to make payments on the debt securities of that series on the dates those payments are due.

To exercise our right to be discharged, we must deliver to the trustee an opinion of counsel and an officers’ certificate stating that all conditions precedent to the satisfaction and discharge of the indenture have been complied with.

In addition to our right of discharge described above, if we deposit with the trustee funds or government securities sufficient to make payments on the debt securities of a series on the dates those payments are due and payable, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”); or

•	we will no longer have any obligation to comply with the restrictive covenants under the indenture, and the related events of default will no longer apply to us, but some of our other obligations under the indenture and the debt securities of that series, including our obligation to make payments on those debt securities, will survive (“covenant defeasance”).

If we defease a series of debt securities, the holders of the debt securities of the series affected will not be entitled to the benefits of the indenture, except for our obligations to:

•	register the transfer or exchange of debt securities;

•	replace stolen, lost or mutilated debt securities; and

•	maintain paying agencies and hold moneys for payment in trust.

Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for United States federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based on a ruling from the United States Internal Revenue Service or a change in law to that effect.

Governing Law

New York law will govern the indenture and the debt securities.

Trustee

Wells Fargo Bank, National Association, is the trustee under the indenture.

If an event of default occurs and is continuing, the trustee must use the degree of care and skill of a prudent person in the conduct of such person’s own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any debt securities only after those holders have offered the trustee indemnity satisfactory to it.

The indenture limits the right of the trustee, if it becomes one of our creditors, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee may engage in other transactions with us. If it acquires any conflicting interest, however, it must eliminate that conflict or resign.

Form, Exchange, Registration and Transfer

We will issue the debt securities in registered form, without interest coupons. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require the payment of any tax or other governmental charge payable for that registration.

Debt securities of any series will be exchangeable for other debt securities of the same series with the same total principal amount and the same terms but in different authorized denominations in accordance with the indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

Unless we inform you otherwise in the prospectus supplement, we will appoint the trustee under the indenture as security registrar for the debt securities we issue under the indenture. If the prospectus supplement refers to any transfer agent initially designated by us, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We will be required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities or rescind the designation of any transfer agent.

In the case of any redemption, neither the security registrar nor the transfer agent will be required to register the transfer or exchange of any debt security:

•	during a period beginning 15 business days before the day of mailing of the relevant notice of redemption and ending on the close of business on that day of mailing; or

•	if we have called the debt security for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agent

Unless we inform you otherwise in the prospectus supplement, we will make payments on the debt securities in U.S. dollars at the office of the trustee or any paying agent we designate. At our option, we may make payments by check mailed to the holder’s registered address or, with respect to global debt securities, by wire transfer. Unless we inform you otherwise in the prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in the prospectus supplement, we will designate the trustee under the indenture as our paying agent for payments on debt securities we issue under the indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will repay to us upon written request any funds held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After repayment to us, holders entitled to those funds must look only to us for payment.

Book-Entry Debt Securities

We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

PLAN OF DISTRIBUTION

We may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers or through agents.

Sale Through Underwriters or Dealers

If we use underwriters in the sale of the securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to several conditions, and the underwriters will be obligated to purchase all the securities being offered if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities being offered, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from various types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions the prospectus supplement describes. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

Baker Botts L.L.P., Houston, Texas, our outside counsel, will issue an opinion about the legality of any securities we offer through this prospectus. Any underwriters will be advised about issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements of Oceaneering International, Inc. appearing in Oceaneering International, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2013, and the effectiveness of Oceaneering International, Inc.’s internal control over financial reporting as of December 31, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth expenses payable by Oceaneering in connection with the issuance and distribution of the debt securities being registered. All the amounts shown are estimates.

SEC registration fee	$	*
Printing expenses.		†
Legal fees and expenses		†
Accounting fees and expenses		†
Fees and expenses of trustee and counsel		†
Rating agency fees		†
Miscellaneous		†

Total	$

*	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act and are not estimable at this time.
†	Estimated expenses are not presently known. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with defense or settlement of such an action and court approval is required before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action referred to above, or in defense of any such action or claim, issue or matter, that person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such action or claim, issue or matter.

Article VI of Oceaneering’s amended and restated bylaws provides that Oceaneering will indemnify and hold harmless each of its directors and officers, to the fullest extent applicable law permits, from and against any and all judgments, penalties, fines (including excise taxes), amounts paid in settlement and, subject to certain limitations, expenses arising out of any claim, other than a claim brought by or on behalf of Oceaneering or a related enterprise, by reason of the fact that: (1) such person is or was a director or an officer of Oceaneering; or (2) while a director or an officer, such person served, at the request of Oceaneering, as a director, officer, manager, administrator, employee, agent or representative of a related enterprise (any person described in item 1 or 2, is referred to as an “Eligible Indemnitee”). For claims brought by or on behalf of Oceaneering or a related enterprise, Oceaneering will indemnify an Eligible Indemnitee for all expenses reasonably incurred as a result of such claim if the Eligible Indemnitee is not adjudged liable under such claim or if the court making the adjudication of liability against the Eligible Indemnitee determines that despite such an adjudication, the circumstances in the case warrant that the Eligible Indemnitee be indemnified for expenses reasonably incurred. Article VI of Oceaneering’s amended and restated bylaws also provides that Oceaneering may advance funds to an Eligible Indemnitee to cover expenses he or she incurs in defending against any action, suit or proceeding that may give rise to a right to indemnification upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by Oceaneering. Oceaneering may, to the extent and in the manner applicable law permits, indemnify and advance expenses to persons other than present or former directors or officers of Oceaneering, when authorized by the Board of Directors of Oceaneering or other appropriate corporate action.

Oceaneering has also entered into indemnification agreements with each of its directors and executive officers. These indemnification agreements generally provide Oceaneering’s directors and executive officers with a contractual right of indemnification to the same extent provided by Section 145 of the Delaware General Corporation Law and a contractual right to advancement of expenses consistent with the provisions of Article VI of Oceaneering’s amended and restated bylaws.

Additionally, Oceaneering’s restated certificate of incorporation, as amended, contains a provision that eliminates the personal liability of directors to Oceaneering or its stockholders for monetary damages for breach of the director’s fiduciary duty of care as a director. As a result, stockholders may be unable to recover monetary damages against directors for negligent or grossly negligent acts or omissions in violation of their duty of care. The provision does not change the liability of a director for breach of such director’s of loyalty to Oceaneering or to stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for the declaration or payment of dividends in violation of Delaware law or in respect of any transaction from which that director receives an improper personal benefit.

Oceaneering also maintains directors’ and officers’ liability insurance for its directors and officers that protects them from certain losses arising from claims or charges made against them in their capacities as directors or officers of Oceaneering.

Agreements Oceaneering may enter into with underwriters, dealers and agents who participate in the distribution of Oceaneering’s securities may contain provisions relating to the indemnification of Oceaneering’s officers and directors.

Item 16.	Exhibits.*

Exhibit No.	Description of Exhibit

*1.1	Underwriting Agreement.

4.1	Form of Indenture relating to the Senior Debt Securities.

5.1	Opinion of Baker Botts L.L.P.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1	Powers of Attorney of directors and officers of Oceaneering International, Inc. (included on the signature pages of the Registration Statement).

25.1	Statement of Eligibility of Trustee under the Senior Indenture on Form T-1.

*	Oceaneering will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby and (iv) any required opinion of counsel to Oceaneering as to certain tax matters relative to the securities offered hereby.

Item 17.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Oceaneering International, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on October 29, 2014.

OCEANEERING INTERNATIONAL, INC.

By:	/s/ M. Kevin McEvoy
M. Kevin McEvoy President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints M. Kevin McEvoy, W. Cardon Gerner and David K. Lawrence, and each of them, severally, as his true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him and in his name, place and stead in his capacity as a director or officer or both, as the case may be, of Oceaneering International, Inc., to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all documents or instruments necessary or appropriate to enable Oceaneering International, Inc. to comply with the Securities Act of 1933, as amended, and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 29, 2014.

Signature	Title

/s/ M. Kevin McEvoy M. Kevin McEvoy	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Marvin J. Migura Marvin J. Migura	Executive Vice President (Principal Financial Officer)

/s/ W. Cardon Gerner W. Cardon Gerner	Senior Vice President and Chief Financial Officer (Principal Accounting Officer)

/s/ John R. Huff John R. Huff	Chairman of the Board

/s/ T. Jay Collins T. Jay Collins	Director

/s/ Jerold J. DesRoche Jerold J. DesRoche	Director

Signature	Title

/s/ D. Michael Hughes D. Michael Hughes	Director

/s/ Paul B. Murphy, Jr. Paul B. Murphy, Jr.	Director

/s/ Harris J. Pappas Harris J. Pappas	Director

INDEX TO EXHIBITS*

Exhibit No.	Description of Exhibit

*1.1	Underwriting Agreement.

4.1	Form of Indenture relating to the Senior Debt Securities.

5.1	Opinion of Baker Botts L.L.P.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1	Powers of Attorney of directors and officers of Oceaneering International, Inc. (included on the signature pages of the Registration Statement).

25.1	Statement of Eligibility of Trustee under the Senior Indenture on Form T-1.

*	Oceaneering will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby and (iv) any required opinion of counsel to Oceaneering as to certain tax matters relative to the securities offered hereby.